STOCK EXCHANGE AGREEMENT dated as of September 25, 1997 among THE
          WARNACO GROUP, INC., a Delaware corporation ("Parent"), NEW RIO, L.L.C., a Delaware limited liability company (the "Stockholder"), and each of the members of Stockholder signatory hereto (each, a "Member").

          WHEREAS, concurrently herewith, Parent, WAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Designer Holdings Ltd., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may be amended from time to time and whether or not such agreement has been terminated, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which Sub or, at the election of Parent, a direct wholly owned subsidiary of Parent other than Sub will be merged with and into the Company (the "Merger"), whereby each share of Common Stock, each having a par value of one cent ($0.01), of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive a fraction of a share of Class A Common Stock, par value $0.01 per share, of Parent ("Parent Class A Common Stock"), other than shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Sub or any other subsidiary of Parent.

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have required that the Stockholder and the Members (collectively, the "Sellers") enter into, and the Stockholder and the Members have agreed to enter into, this Agreement pursuant to which, among other things, regardless of any termination of the Merger Agreement, Parent and the Sellers have agreed to exchange shares of Parent Class A Common Stock for all the shares of Company Common Stock owned by the Sellers on the terms herein set forth, which in the aggregate constitute a majority of the outstanding Company Common Stock.

          WHEREAS, for Federal income tax purposes, it is intended that, so long as the Merger occurs, the exchange of Parent Class A Common Stock for Company Common Stock pursuant to this Agreement and the Merger pursuant to the Merger Agreement qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

     1.   Exchange Transaction.
          --------------------

          1.1  Exchange.  On the terms and subject to the conditions set
               --------
forth in this Agreement, the Stockholder agrees to transfer 16,483,868 shares of Company Common Stock, all of which are owned by the Stockholder and which represent all of the shares of Company Common Stock owned by the Sellers (the "Shares"), to Parent, free and clear of any mortgage, pledge, lien, security interest, claim or other encumbrance (each, a "Lien") or Restriction created by any Member or by the Stockholder or otherwise binding upon the Shares, and Parent agrees to issue to the Stockholder, in exchange for the Shares, shares of Parent Class A Common Stock in accordance with Section 1.2 below, free and clear of any Lien or Restriction except as contemplated by this Agreement or any letter entered into for tax purposes relating to restrictions on selling Exchange Shares (a "Lock-Up Letter"). For purposes of this Agreement, "Restriction" means, when used with respect to any specified security, any stockholders or other trust agreement, option, warrant, escrow, proxy, buy-sell agreement, power of attorney or other contract, agreement or arrangement which (i) grants to any person the right to sell or otherwise dispose of or vote such specified security or any interest therein, or (ii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of, the ownership of such specified security.

          1.2  Exchange Ratio.  For each Share transferred to Parent pursuant
               --------------
to this Agreement, the Stockholder shall receive .324 of a fully paid and nonassessable share of Parent Class A Common Stock (the "Exchange Ratio").
In the event that the aggregate number of shares of Parent Class A Common Stock to be issued to the Stockholder, based on the Exchange Ratio, would result in the issuance by Parent of a fractional share of Parent Class A Common Stock, such fractional share shall be rounded to the nearest whole share. The total number of shares of Parent Class A Common Stock to be issued to the Stockholder hereunder are referred to herein as the "Exchange Shares".

          2.   Closing.  The closing (the "Closing") of the Exchange shall
               -------
take place on the second business day following satisfaction or waiver of the conditions set forth in Sections 6 and 7, or such other date and time as the parties shall otherwise agree to. The date of the Closing is referred to herein as the "Closing Date". The Closing will take place at 10:00 a.m. on the Closing Date, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. At the Closing, (i) the Stockholder shall deliver to Parent certificate(s) representing all of the Shares, duly endorsed for transfer to Parent, and (ii) Parent shall deliver to the Stockholder a stock certificate representing the Exchange Shares.

          3.   Representations and Warranties of the Members.  Each Member,
               ---------------------------------------------
severally with respect to himself, herself or itself (as the case may be) and the Shares which are "Allocated Shares" of such Member under the Third Amended and Restated Limited Liability Company Agreement of the Stockholder (the "LLC Agreement") makes the following representations and warranties to Parent.

          3.1  Power; Binding Agreement.  Such Member has the legal capacity
               ------------------------
(in the case of individual Members), power and authority to enter into and perform all of such Member's obligations under this Agreement. Such Member is the legal and valid owner of, and has good and valid title to, its interest in the Stockholder. Such Member's allocable interest in the total number of shares of Company Common Stock owned by the Stockholder is set forth on Schedule 3.2. The execution, delivery and performance of this Agreement by such Member will not violate any other agreement to which such Member is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust) except to the extent that any such violations, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Member and constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which a Member is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Member is married and such Member's Allocated Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Member's spouse, enforceable against such person in accordance with its terms.

          3.2  No Conflict.  Other than filings required under the Hart-
               -----------
Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing of Forms 4 and Schedules 13D under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Member and the consummation by such Member of the transactions contemplated hereby, except for such filings the failure of which to be made, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by such Member nor the consummation by such Member of the transactions contemplated hereby nor compliance by such Member with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust or other organizational documents applicable to such Member, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Member is a party or by which such Member or any of such Member's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Member or any of such Member's properties or assets, except to the extent any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby.

          3.3  Reliance.  Such Member understands and acknowledges that
               --------
Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon such Member's execution and delivery of this Agreement.

          3.4  No Broker.  Such Member has not employed any investment
               ---------
banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          3.5  Transfer Instruction.  Each Member has instructed the
               --------------------
Stockholder, in accordance with Section 11.1(c) of the LLC Agreement, to transfer its Allocated Shares to Parent and the Stockholder has provided Parent with true and accurate proof thereof.

          3.6  Voting Instruction.  Each of the Member Managers (as defined
               ------------------
in the LLC Agreement) has determined and advised the Stockholder, in accordance with Section 4.2(b) of the LLC Agreement, that in the event the Exchange has not occurred by the time of the Company Stockholder Meeting, the Stockholder shall vote the Shares in favor of the Merger as set forth in
Section 9.3.

          4.   Representations and Warranties of the Stockholder.  The
               -------------------------------------------------
Stockholder makes the following representations and warranties to the Parent:

          4.1  Power; Binding Agreement.  The Stockholder has the power and
               ------------------------
authority to enter into and perform all of its obligations under this Agreement (including the power and authority without further action on the part of the Members to consummate the Exchange and comply with the voting requirements of Section 9.3). The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust), except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against it in accordance with its terms. The Members constitute all the members of the Stockholder.

          4.2  No Conflict.  Other than filings required under the HSR Act,
               -----------
and the filing of Forms 4 and Schedules 13D under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except for any such filings the failure of which to be made, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of the LLC Agreement, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, except to the extent any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby.

          4.3  Reliance.  The Stockholder understands and acknowledges that
               --------
Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

          4.4  Ownership of Shares.  The Stockholder is the record owner of
               -------------------
16,483,868 Shares, which constitute a majority of the outstanding shares of ompany Common Stock. The Stockholder has, and at the Closing will have, good and valid title to the Shares, free and clear of any Liens or Restrictions and it has the full legal right, power and authority to assign, transfer and deliver such Shares to Parent pursuant hereto. The Stockholder has sole voting power, and sole power of disposition, with respect to all of the Shares.

          4.5  No Broker.  The Stockholder has not employed any investment
               ---------
banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement or the Merger Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          4.6  Purchase for Investment.  The Stockholder is acquiring the
               -----------------------
Exchange Shares for its own account as principal for investment and not with a view to resale or distribution or with any present intention of distribution or selling the same. The Stockholder is fully aware that such shares of Parent Class A Common Stock have not been registered under the Securities Act or under any applicable state securities laws, and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and all such laws. The Stockholder is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. The Stockholder is able to bear the economic risk of the investment in such shares of Parent Class A Common Stock and has such knowledge and experience in financial and business matters, and knowledge of the business of Parent, as to be capable of evaluating the merits and risks of a prospective investment. The Stockholder acknowledges that it has received or been given access to financial information and other documents and records necessary to make a well-informed investment decision and has had an opportunity to discuss Parent's business, management and financial affairs with Parent's management.

          4.7  Limitations on Transferability.  In addition to the
               ------------------------------
restrictions set forth in Section 9.7 and in the Lock-Up Letter, the Stockholder acknowledges that it may not transfer any of the shares of Parent Class A Common Stock in the Exchange unless and until the same are registered under the Securities Act and any applicable state securities laws, or unless an exemption from such registration is available and that it may transfer such shares of Parent Class A Common Stock only in accordance with this Agreement.

          4.8  Legend.  Each document or certificate evidencing any shares of
               ------
Parent Class A Common Stock issued in the Exchange shall be stamped or imprinted with legends substantially as follows:

     (a) "The shares of Common Stock, par value $0.01 per share, of The Warnaco Group, Inc. (the "Company") represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state; and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with, or pursuant to an exemption from, the requirements of such Act or such laws."

     (b) "The shares of Common Stock, par value $0.01 per share, of The Warnaco Group, Inc. (the "Company") represented by this certificate are subject to restrictions on transfer contained in a Stock Exchange Agreement dated as of September 25, 1997, as amended from time to time, a copy of which is on file at the principal office of the Company."

Parent will exchange certificates without one or both of the foregoing legends for certificates with one or both of the foregoing legends upon the request of the Stockholder as follows: (i) in the case of clause (a), upon such time as the holder thereof may sell such shares without registration of such sale under the Securities Act, as evidenced by an opinion of counsel to such holder; and (ii) in the case of clause (b), upon the later to occur of
(x) upon the termination of the restricted period contained in any Lock-Up Letter to which the holder of such Shares is subject and (y) otherwise, upon the Release Date.

          5.   Representations and Warranties of Parent.  Parent hereby
               ----------------------------------------
represents and warrants to the Stockholder as follows:

          5.1  Power; Binding Agreement.  Parent has the power and authority
               ------------------------
to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent will not violate any other agreement to which Parent is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust), except to the extent that any such violations, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

          5.2  No Conflict.  Other than filings required under the HSR Act,
               -----------
the filing of a Form 3 and Schedule 13D under the Exchange Act and the filing of a registration statement under the Securities Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, except in each case for such filings the failure of which to be made, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of Parent's properties or assets, except to the extent that any of the foregoing, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Parent or to prevent or materially delay the consummation of the transactions contemplated hereby.

          6.   Conditions to Obligations of Parent.  Unless waived, in whole
               -----------------------------------
or in part, in writing by Parent, the obligations of Parent to consummate the Exchange and to perform any and all of its postclosing obligations shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions (it being understood that any termination of the Merger Agreement, including pursuant to Sections 7.01(f), (g) or (j) shall not, in and of itself, constitute a failure of a condition hereunder or give rise to any right to terminate this Agreement):

          6.1  Accuracy of Representations and Warranties.  All
               ------------------------------------------
representations and warranties of each of the Members and the Stockholder contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          6.2  Performance of Agreements.  Each of the Members and the
               -------------------------
Stockholder shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

          6.3  Majority Ownership.  The Shares, immediately following
               ------------------
consummation of the Exchange, shall constitute a majority of the issued and outstanding Company Common Stock.

          6.4  Merger Agreement Matters.  (a)  No temporary restraining
               ------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Merger or the other transactions pursuant to the Merger Agreement shall be in effect.

          (b) The representations and warranties of the Company set forth in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date).

          (c) The Company shall have performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

          (d) The Company shall have satisfied, or simultaneous with the Exchange shall satisfy, its obligations to Parent pursuant to Section 5.14 of the Merger Agreement.

          (e) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the Exchange or any of the other transactions contemplated by this Agreement or the Merger Agreement or seeking to obtain from Parent, the Stockholder or any member of the Board of Directors of the Company or any of their respective subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including the right to vote the Company Common Stock or common stock of the Surviving Corporation on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

          (f) Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have received would not materially dilute the aggregate benefits to Parent of the transactions reasonably contemplated hereby; provided that the receipt of all required consents of the holders of Company Stock Options as contemplated by Section 2.02 of the Merger Agreement shall be considered material.

          6.5  No Injunctions.  No temporary restraining order, preliminary
               --------------
or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Exchange shall be in effect.

          6.6  No Adverse Enactments.  There shall not have been any statute,
               ---------------------
rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction which would make the consummation of the Exchange hereunder or of the Merger under the Merger Agreement illegal.

          6.7  HSR.  The waiting period (and any extension thereof) under the
               ---
HSR Act applicable to the Exchange and the Merger shall have been terminated or shall have expired.

          6.8  Company Certificate.  Parent shall have received a certificate
               -------------------
executed by the chief executive officer and the chief financial officer of the Company to the effect that the conditions set forth in Section 6.4 shall have been satisfied.

          6.9  Members Certificate.  Parent shall have received certificates
               -------------------
of the Stockholder and of the Members that (i) the representations and warranties made by each of them, severally, are true and correct in all material respects (other than Sections 3.1, 3.5, 4.1, 4.4 and 4.6, which shall be true and correct), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and (ii) each of them has no actual knowledge that the conditions set forth in Section 6.4 (including that the representations and warranties of the Company are true and correct in all material respects), shall not have been satisfied, provided, however, that such certificate shall terminate at the Effective Time of the Merger other than with respect to the representations and warranties set forth in Sections 3.1, 3.5, 4.1, 4.4 and 4.6.

          7.   Conditions to Obligations of the Stockholder and the Members.
               ------------------------------------------------------------
Unless waived, in whole or in part, in writing by the Stockholder, the obligations of the Stockholder and the Members to consummate the Exchange as contemplated by this Agreement shall be subject to the fulfillment prior to or on the Closing Date of each of the following conditions (it being understood that any termination of the Merger Agreement, including pursuant to Sections 7.01(f), (g) or (j) shall not, in and of itself, constitute a failure of a condition hereunder or give rise to any right to terminate this Agreement):

          7.1  Accuracy of Representations and Warranties.  All
               ------------------------------------------
representations and warranties of Parent contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          7.2  Performance of Agreements.  Parent shall have performed in all
               -------------------------
material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

          7.3  No Adverse Enactments.  There shall not have been any statute,
               ---------------------
rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction which would make the consummation of the Exchange hereunder illegal.

          7.4  No Injunctions.  No temporary restraining order, preliminary
               --------------
or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Exchange shall be in effect.

          7.5  HSR Act.  The waiting period (and any extension thereof) under
               -------
the HSR Act applicable to the Exchange shall have been terminated or shall have expired.

          7.6  NYSE Listing.   The shares of Parent Class A Common Stock
               ------------
issuable to the Stockholder pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          7.7  Merger Agreement Matters.  (a)  The representations and
               ------------------------
warranties of Parent set forth in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date).

          (b) Parent shall have performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

          8.   Covenants of Parent.  Parent hereby covenants and agrees as
               -------------------
follows:

          8.1  Filings and Other Actions.  As promptly as practicable after
               -------------------------
the execution of this Agreement, Parent shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act and use its reasonable best efforts to obtain clearance or authorization under the HSR Act for the Merger and the Exchange at the earliest practicable time. Parent agrees to cooperate fully with the Stockholder to promptly effectuate the filing of any notification required under the HSR Act.

          8.2  Reasonable Best Efforts.  Subject to the terms and conditions
               -----------------------
of this Agreement and the Merger Agreement, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Parent hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

          8.3  Registration Statement.  (a)  Shelf Registration.  Parent will
               ----------------------        ------------------
use its reasonable best efforts to file and have declared effective as promptly as practicable following the Release Date a registration statement (a "Shelf Registration") under the Securities Act, on an appropriate form, for the resale of the shares of Parent Class A Common Stock issued to the Stockholder in the Exchange and not subject to a Lock-Up Letter. In connection therewith Parent agrees to use its reasonable best efforts to make such other filings as are necessary for sales under such Shelf Registration to be made in accordance with any state securities or "blue sky" laws, provided, however, that Parent shall not be required to consent to service of process in any jurisdiction in which it is not now subject in connection therewith. Such registration statement shall include all shares of Parent Class A Common Stock issued to the Stockholder and not subject to a Lock-Up Letter, and may include securities of Parent for sale for Parent's own account. Upon the request of the Stockholder, following the termination of any Lock-Up Letter, Parent will use its reasonable best efforts to add to the Shelf Registration Exchange Shares that had been subject to any such Lock-Up Letter. The Stockholder shall promptly provide Parent with such information as it reasonably requests to include in such registration statement with respect to the Stockholder and the Members. Notwithstanding anything else contained in this agreement, Parent shall be obligated to keep such Registration Statement effective only until the earliest of (i) 24 months after the closing date for the Merger, (ii) such time as all shares of Parent Class A Common Stock covered by such Registration Statement have been sold or disposed of and (iii) such time as all such securities are freely tradeable.

          (b)  Delays.  Notwithstanding any another provision of this
               ------
Agreement to the contrary, if at any time while the Shelf Registration is effective Parent provides written notice to the Stockholder that in its good faith and reasonable judgment it would be materially disadvantageous to Parent (because the sale of shares of Parent Class A Common Stock covered by such registration statement ("Registrable Securities") or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of Parent is then intended or the public disclosure of which at the time would be materially prejudicial to Parent) (a "Disadvantageous Condition") for sales of Registrable Securities thereunder to then be permitted, and setting forth the general reasons for such judgment, Parent may refrain from maintaining current the prospectus contained in the Shelf Registration until such Disadvantageous Condition no longer exists (notice of which Parent shall promptly deliver to the Stockholder); provided, however, that (i) upon delivery by the Stockholder of a certificate stating that any Seller desires to sell Registrable Securities in order for the Stockholder, its Members or the direct or indirect owners of its Members to pay taxes due as a result of the failure of the Exchange to be treated as a tax-free reorganization, so long as, in the good faith judgment of Parent, the sale of Registrable Securities at such time would not be reasonably likely to cause Parent to be in violation of Federal securities laws absent additional disclosure by Parent, Parent shall forgo or rescind its delivery of a notice of Disadvantageous Condition in such instance and shall use its reasonable best efforts to ensure that a prospectus is available for such sales; and (ii) in the event such notice of Disadvantageous Condition is in connection with an offering of securities in connection with which Parent has retained an investment bank, Parent shall certify to the Stockholder that such investment bank has advised Parent that such notice is reasonably necessary in connection with such offering. Upon the receipt by the Stockholder of any such notice of a Disadvantageous Condition (i) the Stockholder shall notify the Members and the Sellers shall forthwith discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists and (ii) if so directed by Parent by notice as aforesaid the Stockholder will deliver to Parent all copies, other than permanent file copies then in the Stockholder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, the maintaining current of a prospectus (and the suspension of sales of Registrable Securities) in connection with the Shelf Registration may not be delayed under this paragraph (b) for more than a total of 60 days in any six-month period.

          (c)  Expenses.  Except as provided herein, Parent shall pay all
               --------
registration expenses with respect to the Shelf Registration.
Notwithstanding the foregoing, (i) the Sellers and Parent shall each be responsible for their own internal administrative and similar costs, (ii) the Sellers shall be responsible for the legal fees and expenses of their own counsel and (iii) the Sellers shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by the Sellers.

          (d)  Indemnification and Contribution.  (i) Parent agrees to
               --------------------------------
indemnify and hold harmless each of the Sellers and each person, if any, who controls each Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Parent in writing by the Sellers expressly for use therein. Parent also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by Parent of the Sellers provided in this Section 8.3(d).

    (ii) Each Seller agrees to indemnify and hold harmless Parent, its directors, the officers who sign any registration statement and each person, if any who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigation any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Seller (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Seller also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Sellers of Parent provided in this Section 8.3(d).

   (iii) Each party indemnified under paragraph (i) or (ii) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought thereunder, notify the indemnifying party in writing of the claim or action, provided
                                                                 --------
that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (i) or (ii) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party of conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this section 8.3(d)(iii) for any legal or other expenses subsequently incurred by the indemnified party in connection with defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 8.3 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party of the costs thereof.

    (iv) If the indemnification provided for in this Section 8.3(d) shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim, or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result such loss, liability, cost, claim or damage (A) in such proportion as is appropriate to reflect the relative benefits received by Parent on the one hand and the Sellers on the other hand from the offering of the Registrable Securities or (B) if such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Parent on the one hand and the Sellers on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducing expenses) received by Parent and the Sellers, respectively, bear to the aggregate public offering price of the Registrable Securities. The relative fault of Parent on the one hand and the Sellers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (iv) shall be deemed to include, for purposes of this paragraph (iv), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Parent and the Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 8.3(d)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this
Section 8.3, the Stockholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Sellers were offered to the public exceeds the amount of any damages which the Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission o alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  Material Misstatements.  Parent shall promptly notify the
               ----------------------
Stockholder in writing (i) at any time when a prospectus relating to a registration pursuant to Section 8.3(a) is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Stockholder prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          9.   Covenants of the Stockholder and the Members.  The Sellers,
               --------------------------------------------
jointly and severally, hereby covenant and agree as follows:

          9.1  Cooperation in Filing Notification under Hart-Scott-Rodino.
               ----------------------------------------------------------
The Sellers agree to cooperate fully with Parent to promptly effectuate the filing of any notification required under the HSR Act.

          9.2  Reasonable Best Efforts.  Subject to the terms and conditions
               -----------------------
of this Agreement, the Sellers each agree to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions provided for by this Agreement. Each Seller hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

          9.3  Voting.  The Stockholder hereby agrees that, during the time
               ------
this Agreement is in effect, at any meeting of the stockholders of the Company (or at any adjournments or postponements thereof), however called, or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Shares (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions and other matters contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions and other matters contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-laws; (c) any other material change in the Company's corporate structure or business; or (d) any other action; which, in the case of each of the matters referred to in clauses 3(a), (b), (c) or (d), is intended, or could reasonably be expected, to impede, frustrate, prevent, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent of the Exchange or the Merger or the transactions contemplated by the Merger Agreement and this Agreement or change in any manner the voting rights of the Company Common Stock. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions after such termination in a manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

          9.4  Proxy.  The Stockholder hereby grants to, and appoints, Parent
               -----
and Linda J. Wachner, Chief Executive Officer of Parent, William S. Finkelstein, Chief Financial Officer of Parent, and Stanley P. Silverstein, Vice President, General Counsel and Secretary of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and any other designee of Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in Section 9.3. The Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Shares.

          9.5  No Solicitation.  During the term of this Agreement, the
               ---------------
Sellers shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Sellers or any of its subsidiaries or otherwise, (i) solicit, initiate or encourage any inquiries, offers or proposals, or any indications of interest, regarding any merger, sale of substantial assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving the Sellers or any significant subsidiary of the Sellers other than the Merger or (ii) participate in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal.
If any of the Sellers receives any such inquiry or proposal, then such Seller shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          9.6  Restriction on Transfer of Shares, Proxies and Non-
               ---------------------------------------------------
Interference; Restriction on Withdrawal.  No Seller shall, directly or
---------------------------------------
indirectly: (i) except pursuant to or as contemplated hereby by the terms of this Agreement or the Merger Agreement, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into any other voting arrangement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Sellers contained herein untrue or incorrect or have the effect of preventing or disabling the Sellers from performing their obligations under this Agreement; or commit or agree to take any of the foregoing actions.

          9.7  Transfer of Shares of Parent Class A Common Stock.  The
               -------------------------------------------------
Sellers agree that they shall not, directly or indirectly, offer, sell, transfer, tender, pledge or encumber, assign or otherwise dispose of any shares of Parent Class A Common Stock (a) until the earlier of (i) such time at or after the Effective Time of the Merger that is no earlier than the time when holders of Company Common Stock can sell the shares of Parent Class A Common Stock issued pursuant to the Merger (without giving effect to any restrictions under applicable securities laws) and (ii) the termination of the Merger Agreement in accordance with its terms (the date on which such earlier time occurs, the "Release Date"), (b) other than in accordance with
Section 4.7 and (c) other than in accordance with the terms of any Lock-Up
Letter.

          9.8  Transfer Taxes.  All transfer, documentary, sales, use,
               --------------
registration, stock transfer Taxes and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Stockholder and the Stockholder shall timely make all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

          9.9  Waiver of Dividend.  The Sellers hereby irrevocably waive
               ------------------
their right to receive with respect to the Exchange Shares, and hereby instruct Parent not to pay to the Sellers in respect of the Exchange Shares, any dividend declared by the Board of Directors of Parent payable to holders of record of Parent as of a record date prior to the Effective Time of the Merger.

          9.10  Standstill.  Each Seller agrees that such Seller shall not
                ----------
(a) acting alone or in concert with others, seek to affect or influence the control of the management or board of directors of Parent or the business, operations or policies of Parent; (b) deposit any shares of Parent Class A Common Stock or securities exercisable or exchangeable or convertible into shares of Parent Class A Common Stock, or other securities having the right to vote generally with shares of Parent Class A Common Stock (collectively "Parent Voting Securities") in a voting trust or subject any Parent Voting Securities to any proxy, arrangement or agreement with respect to the voting of such Parent Voting Securities or other agreement having similar effect;
(c) initiate or propose any stockholder proposal or make, or in any way, participate in, directly or indirectly, any "solicitation" of "proxies" to vote, other than in connection with the Merger and the Merger Agreement, or intentionally seek in an organized fashion to influence any person with respect to the voting of, any Parent Voting Securities in a manner inconsistent with the position of the board of directors of Parent or become "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date hereof) in opposition to the recommendation of the majority of the directors of Parent with respect to any matter; (d) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Parent Voting Securities, or, otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act relating to any of the matters set forth in clauses (a), (b) or
(c); or (e) take any other action inconsistent with this Section 9.10. The provisions of this Section 9.10 shall not apply to any Seller following such time after the Exchange as such Seller cease to beneficially own at least 25% of the Exchange Shares acquired by such Seller in the Exchange.

          9.11  Amendment of LLC Agreement.  By the execution and delivery of
                --------------------------
this Agreement, each Member hereby agrees that, effective as of the Closing Date, Sections 11.2 and 11.3 of the LLC Agreement shall be deemed amended to delete the terms thereof in their entirety. To the extent any provision of
Article XI of the LLC Agreement conflicts with the terms of this Agreement, the terms of this Agreement shall be controlling.

          9.12  Transfer of Shares to Michael A. Covino.  Notwithstanding
                ---------------------------------------
anything to the contrary contained in this Agreement, simultaneously with or promptly following the execution hereof by Michael A. Covino ("Covino"), the Stockholder shall transfer (the "Covino Transfer") the 225,374 Shares (the "Covino Shares") which are the "Allocated Shares" of Covino to Covino. From and after such time as the Covino Transfer shall have been completed, (i) Covino shall, with respect to the Covino Shares, be fully subject to and shall comply with and be entitled to the benefits of all of the covenants and agreements contained herein and applicable to the Stockholder, including, without limitation, the representations set forth in Sections 4.4 and 4.6, the requirement to exchange the Covino Shares at Closing, free and clear of Liens or Restrictions, in accordance with Section 1 and to comply with the voting and proxy requirements of Sections 9.3 and 9.4, respectively; (ii) no representation of the Members shall be deemed to be breached to the extent it is no longer true solely as a result of the Covino Transfer; (iii) Covino shall make the representation in the last sentence of Section 3.1 in his capacity as "Stockholder"; and (iv) in order to effectuate the foregoing, references herein and in the Merger Agreement to the "Stockholder" shall be deemed to refer to Covino and the Stockholder. Covino shall, notwithstanding the Covino Transfer, continue to be treated as a Member for purposes of the representations and warranties of the Members set forth in Section 3 (other than Section 3.5) and as a Seller for all purposes hereof.

          10.  Further Assurances.  From time to time, at the other party's
               ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          11.  Certain Events.  The Stockholder agrees that this Agreement
               --------------
and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's administrators, successors or receivers.

          12.  Stop Transfer.  The Stockholder agrees with, and covenants to,
               -------------
Parent that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement and the Lock-Up Letter. The Stockholder agrees, with respect to any Shares in certificated form, that immediately following the execution hereof, it will present to the Company, the certificates representing the Shares and the Company will inscribe upon such certificates the following legend: "The shares of Common Stock, par value $.01 per share, of Designer Holdings Ltd. (the "Company") represented by this certificate are subject to a Stock Exchange Agreement dated as of September 25, 1997, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." The Stockholder agrees that it will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee. Pursuant to the Merger Agreement, the Company has agreed to notify the transfer agent for any Shares in uncertificated form of the provisions set forth in this Section 12 and has agreed to, and the Stockholder agrees to, provide such documentation and to do such other things as may be required to give effect to such provisions with respect to such uncertificated Shares. Following the Closing for the Exchange, Parent will not register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Stockholder's Parent Class A Common Stock, unless such transfer is made in compliance with this Agreement.

          13.  Post-Closing Covenants; Termination.
               -----------------------------------

          13.1 Termination.  If the Closing of the Exchange shall not have
               -----------
occurred on or prior to June 30, 1998, other than as a result of a material breach of this Agreement by any party hereto, the Stockholder or Parent may terminate this Agreement without liability. If the Closing Date shall not have occurred on or prior to such date as a result of material breach of any representation, warranty, covenant or obligation by the Sellers (or any of them), on the one hand, or Parent on the other, the non-breaching party shall have the right to terminate this Agreement without liability. Except for Sections 3.1, 3.5, 4.1, 4.4 and 4.6, the representations and warranties of the parties set forth herein shall terminate upon the Closing of the Exchange.

          13.2 Noncompetition.  (a)  Each of Charterhouse Equity Partners II,
               --------------
L.P. ("CEP") and Arnold H. Simon (the "Partners") severally agrees that, commencing on the Closing Date until the second anniversary of the Closing Date, it will not, and, as to Mr. Simon, he will cause his affiliates not to, in North America, South America and Central America, directly or indirectly, invest in (other than a passive equity investment constituting no more than 5% of the equity of the subject company), engage in, become financially interested in, or be employed by, whether as an employee, consultant, partner, principal, agent, representative or Stockholder or in any other corporate or representative capacity, if it involves engaging in, or rendering services that are integral to the business of or advice pertaining to, any lines of business Parent was actively conducting on the date of this Agreement or the date of consummation of the Exchange, except in connection with an agreement consented to in writing by Parent, or, in the case of CEP, in connection with its investments existing on the date of this Agreement, nor will the Partners solicit any business of the type conducted by the Company from any customer of the Company or hire any employee of the Company or any of its subsidiaries (or any of their successors) except, as to Mr. Simon, as he is permitted under his letter agreement of employment between him and Parent and any subsequent letter agreement or arrangement approved in writing by Parent; provided, however, that the foregoing shall not prohibit
                   --------  -------
Debra Simon from being employed by, whether as an employee, consultant or representative, or acting in any other corporate or representative capacity to, any entity involved in any of such lines of business.

          (b) It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section
13.2 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Each of the Partners acknowledges that any breach of the terms, conditions or covenants set forth in this Section 13.2 shall be competitively unfair and may cause irreparable damage to Parent because of the special, unique, unusual, extraordinary and intellectual character of the Company's business, and Parent's recovery of damages at law will not be an adequate remedy. Accordingly, each of the Partners agrees that for any breach of the terms, covenants or agreements of this Section 13.2, a restraining order or an injunction or both may be issued against such person, in addition to any other rights or remedies Parent may have.

          (c) Each Seller agrees to hold in strict confidence all data and information relating to the business of the Company and its subsidiaries (the "Proprietary Information") obtained in the course of its ownership of shares or participation in the management of the Company or any of its subsidiaries or otherwise which is either non-public, confidential or proprietary in nature. Each Seller agrees that subject to any requirement of law or tribunal order, it will keep such Proprietary Information confidential and will not, without the prior written consent of Parent, be disclosed by any Seller to any person. This Agreement shall be inoperative as to such portions of the Proprietary Information which (i) are or become generally available to the public other than as a result of a disclosure by Parent or any of its Representatives, (ii) become available to any Seller or one of its Representatives on a nonconfidential basis from a source other than any of Parent or any of its Representatives, which has not advised such Seller that it is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any of Parent or any of its subsidiaries or affiliates with respect to such portions of the Proprietary Information, or (iii) were known by any Seller on a nonconfidential basis prior to its commencement of employment with, or ownership of, the Company or one of its subsidiaries. The Sellers agree that Parent shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Section 13.2. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 13.2 by any Seller but shall be in addition to all other remedies available at law or equity. It is further understood and agreed that failure or delay by Parent in exercising any right, power or privilege under this Section 13.2 shall not operate as a waiver thereof nor shall any single or partial exercise thereof preclude and other or further exercise of any right, power or privilege under this Agreement.

          14.  Survival of Representations and Warranties.  The
               ------------------------------------------
representations and warranties of the parties contained herein shall survive the Closing and the consummation of the transactions contemplated hereby.

          15.  Miscellaneous.
               -------------

          15.1 Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns. Other than as set forth in the immediately succeeding sentence, no party may assign any of its rights, or delegate any of its duties or obligations, hereunder without the prior written consent of the other party, and any such purported assignment or delegation shall be void ab initio. Notwithstanding the foregoing, Parent, its affiliates, and its successors and assigns, may assign their rights and delegate their duties
(i) to any successor entity resulting from any liquidation, merger, consolidation' reorganization, or transfer of all or substantially all of the assets or stock of Parent, or (ii) to any affiliate of Parent; provided, that
                                                               --------
in either case, any such assignee shall expressly assume all of the obligations Parent hereunder.

          15.2 Notices.  All notices, demands and other communications
               -------
(collectively, "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

(a)  If to Parent:
     ------------

     The Warnaco Group, Inc.
     90 Park Avenue
     New York, New York 10016
     Attn:  Linda J. Wachner
     Fax:  212-687-6771

     with a copy to:
     --------------

     The Warnaco Group, Inc.
     90 Park Avenue
     New York, New York 10016
     Attn:  Stanley P. Silverstein
     Fax:  212-687-0480


(b)  If to the Sellers:
     -----------------

     c/o Charterhouse Equity Partners II, L.P.
     535 Madison Avenue
     New York, New York 10019
     Attn:  A. Lawrence Fagan
     Fax:  (212) 750-9704
     with copies to:
     --------------

     Proskauer Rose LLP
     1585 Broadway
     New York, New York  10036
     Attn:  Glenn M. Feit
     Fax:  (212) 969-2900

     Arnold H. Simon
     Designer Holdings Ltd.
     1385 Broadway
     New York, New York  10018
     Fax:  (212) 556-9722


Any Notice shall be deemed duly given when received by the addressee thereof. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

          15.3 Amendment: Waiver.  No provision of this Agreement may be
               -----------------
waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

          15.4 Enforcement; Jurisdiction.  The parties agree that irreparable
               -------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 15.2, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          15.5 Severability.  Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          15.6 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          15.7 Entire Agreement; No Third-Party Beneficiaries.  This
               ----------------------------------------------
Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

          15.8 Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          15.9 Headings.  The section and subsection headings contained in
               --------
this Agreement are included for convenience only and form no part of the agreement between the parties.

          15.10 Expenses.  Each party shall pay its own costs, expenses,
                --------
including without limitation, the fees and expenses of their respective counsel and financial advisors.

          15.11 Publicity.  The initial press release relating to this
                ---------
Agreement shall be a joint press release, and Parent and the Sellers shall use reasonable efforts to agree upon the text of any other press release before issuing any such press release.

          15.12 Specific Performance.  Each of the parties hereto recognizes
                --------------------
and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the posting of bond or other security, in addition to any other remedy to which it or they may be entitled, at law or in equity.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               THE WARNACO GROUP, INC.

                               By:   /s/  Linda J. Wachner
                                 -----------------------------------
                                    Title:  President and
                                            Chief Executive Officer

                                     /s/  Arnold H. Simon
                                 -----------------------------------
                                    Arnold H. Simon

                               NEW RIO, L.L.C.

                               By:   /s/  Arnold H. Simon
                                 -----------------------------------
                                    Title:  Chief Executive Officer

                               CHARTERHOUSE EQUITY PARTNERS II, L.P.
                               By: CHUSA EQUITY INVESTORS II, L.P.,
                                    General Partner
                               By: CHARTERHOUSE EQUITY II, INC.,
                                    General Partner

                                    /s/  Merril M. Halpern
                                 -----------------------------------
                                    Attorney-in-Fact

                               CHEF NOMINEES LIMITED

                               By:   /s/ Merril M. Halpern
                                 -----------------------------------
                                    Attorney-in-Fact

                               A.S. ENTERPRISES, L.L.C.

                               By:   /s/  Arnold H. Simon
                                 -----------------------------------
                                    Title: Chief Executive Officer

                                    /s/  Martin L. Berman
                                 -----------------------------------
                                    Martin L. Berman

                                    /s/  Phyllis West Berman
                                 -----------------------------------
                                    Phyllis West Berman

                                   /s/  Steven E. Berman
                                 -----------------------------------
                                    Steven E. Berman

                                   /s/  Mark N. Kaplan
                                 -----------------------------------
                                    Mark N. Kaplan as Trustee f/b/o
                                    Alison A. Berman and
                                    Mark K. Berman

                                   /s/  Michael A. Covino
                                 -----------------------------------
                                    Michael A. Covino

                                                                  SCHEDULE 3.2




                                       SHARES OF
                                      COMMON STOCK
                                   BENEFICIALLY OWNED
                                   ------------------

   NAME OF BENEFICIAL OWNER        NUMBER     PERCENTAGE
   ------------------------        ------     ----------

NEW RIO, L.L.C.:
Charterhouse Equity               8,033,800      25.0%
    Partners II, L.P.  . . . .
         535 Madison Avenue
         New York, NY 10022

Arnold H. Simon (2) . . . . .     7,805,813      24.3%
         1385 Broadway
         New York, NY 10018

Martin L. Berman  . . . . . .       141,146      <F1>
Steven S. Berman  . . . . . .        53,272      <F1>
Phyllis West Berman . . . . .        51,084      <F1>
Trust for the benefit of
   Mark K. Berman and
   Allison A. Berman  . . . .       167,445      <F1>
Michael A. Covino . . . . . .       225,374      <F1>
Chef Nominees Limited . . . .        15,934      <F1>

NEW RIO, L.L.C. TOTAL . . . .    16,483,868      51.3%


<F1> Less than one percent.
<F2> Includes 302,924 shares owned by A.S. Enterprises, L.L.C., a company owned by Mr. and Mrs. Simon.